1Q'22 FINANCIAL RESULTS April 18, 2022 Exhibit 99.3

2 Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8-K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. All comparisons are for the first quarter of 2022 compared to the first quarter of 2021, unless otherwise noted. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward- looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated, including the future impacts of the novel coronavirus disease (“COVID-19”) outbreak and measures taken in response thereto for which future developments are highly uncertain and difficult to predict; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or sub-service our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legislative and regulatory developments and the impact of the Consumer Financial Protection Bureau’s (the “CFPB”) regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed on February 10, 2022. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Disclaimers

3 $1.77 DILUTED EPS compared to $1.73; $0.04 increase from reserve reductions for HFS portfolios 15.80% NET INTEREST MARGIN compared to 13.98% 15.0% CET1 liquid assets of $14.7 billion, 15.4% of total assets SUMMARY FINANCIAL METRICS CAPITAL 1Q'22 Financial Highlights $83.0 billion LOANS Includes $78.9 billion Loan Receivables and $4.0 billion HFS compared to $76.9 billion $63.6 billion DEPOSITS 83% of current funding 2.73% NET CHARGE-OFFS compared to 3.62% 70.1 million AVERAGE ACTIVE ACCOUNTS compared to 66.3 million $1.1 billion CAPITAL RETURNED $967 million share repurchases 37.2% EFFICIENCY RATIO compared to 36.1%

4 BUSINESS EXPANSION CONSUMER PERFORMANCE 10% 10% (—)% New Accounts Purchase Volume per Account Average Balance per Account (c) (d) (e) GROWTH METRICS 17% 3% 6% Purchase Volume Average active accounts 8% Loan receivables $72.5 $78.7Core(a) in millions Dual Card / Co-Brand $13.0 29%$16.9 16%$17.9 $20.8Dual Card / Co-Brand(b) $ billions $ billions (a) Loan receivables shown above on a Core basis is a non-GAAP measure and excludes from both prior year and current year amounts related to portfolios that moved to held for sale. See non-GAAP reconciliation in the appendix. 1Q’22 Business Highlights

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Financial Results

Summary earnings statement

$ in millions, except per share statistics	1Q'22	1Q'21	B/(W) $	B/(W) %
Total interest income	$4,022	$3,742	$280	7 %
Total interest expense	233	303	70	23 %
Net interest income (NII)	**3,789**	**3,439**	**350**	***10 %***
Retailer share arrangements (RSA)	(1,104)	(989)	(115)	*(12) %*
Provision for credit losses	521	334	(187)	*(56) %*
Other income	108	131	(23)	*(18) %*
Other expense	1,039	932	(107)	*(11) %*
Pre-tax earnings	**1,233**	**1,315**	**(82)**	***(6)%***
Provision for income taxes	301	290	(11)	*(4) %*
Net earnings	**932**	**1,025**	**(93)**	***(9)%***
Preferred dividends	10	11	(1)	*NM*
Net earnings available to common stockholders	**$922**	**$1,014**	**$(92)**	***(9)%***
Diluted earnings per share	**$1.77**	**$1.73**	**$0.04**	***2 %***

1Q'22 Highlights

- **$932 million Net earnings, $1.77 diluted EPS**
  - $29 million reserve reductions related to HFS portfolios, or $22 million after-tax, $0.04 EPS
- **Net interest income up 10%**
  - Interest and fees on loans up 7% driven by growth in average loan receivables
  - Interest expense decrease attributed to lower benchmark rates and lower funding liabilities
- **Retailer share arrangements increased 12%**
  - Increase is primarily driven by continued strong program performance
- **Provision for credit losses up 56%**
  - Driven by lower reserve release compared to prior year, partially offset by lower net charge-offs
- **Other income down (18)%**
  - Decrease primarily driven by higher loyalty and lower investment gains
- **Other expense up 11%**
  - Increase driven by higher employee, marketing/business development and technology costs
  - Other expense includes $10 million of costs related to certain employee and legal matters

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7 1Q'22 Platform Results Home & Auto Digital Diversified & Value Health & Wellness Lifestyle 6% 7% 12% 8%11% 1Q'21 1Q'22 V% $9.3 $10.3 10% 17.1 17.5 2% $1,036 $1,088 5% 1Q'21 1Q'22 V% $9.3 $11.2 20% 17.3 19.0 10% $903 $1,022 13% 1Q'21 1Q'22 V% $9.2 $11.6 25% 17.5 19.2 10% $789 $826 5% 1Q'21 1Q'22 V% $2.6 $3.1 17% 5.7 6.0 6% $558 $616 10% 1Q'21 1Q'22 V% $1.2 $1.2 4% 2.6 2.6 —% $181 $191 6% Loan receivables $ in billions (a) Purchase Volume Accounts Interest & Fees on Loans

8 Net Interest Income Net Interest Income $ in millions % of average interest-earning assets • Net interest income increased 10% – Interest and fees on loans up 7% driven by growth in average loan receivables – Interest expense decrease attributed to lower benchmark rates and lower funding liabilities • Net interest margin (NIM) increased 182 bps – Mix of Interest-earnings assets: 126 bps – Loan receivable mix as a percent of total Earning Assets increased from 78.6% to 85.1% – Loan receivables yield: 26 bps – Loan receivables yield of 19.64%, up 32 bps – Interest-bearing liabilities cost: 26 bps – Total cost decreased 33 bps to 1.24% • 1Q’22 payment rate above prior year level by ~45 bps, but March is first month below prior year 1Q'22 Highlights 1Q'21 NIM 13.98% Mix of Interest-earning assets 1.26% Loan receivables yield 0.26% Interest-bearing liabilities cost 0.26% Liquidity portfolio yield 0.04% 1Q'22 NIM 15.80% NIM Walk Payment Rate Trends (a) 10%

9 Asset Quality Metrics Allowance for credit losses $ in millions, % of period-end loan receivables Net charge-offs $ in millions, % of average loan receivables including held for sale 30+ days past due $ in millions, % of period-end loan receivables 90+ days past due $ in millions, % of period-end loan receivables (a) (b)

10 B/(W) 1Q'21 1Q'22 V$ V% Employee costs $364 $402 $(38) (10)% Professional fees $190 $210 $(20) (11)% Marketing/BD $95 $116 $(21) (22)% Information processing $131 $145 $(14) (11)% Other $152 $166 $(14) (9)% Other expense $932 $1,039 $(107) (11)% Efficiency(a) 36.1% 37.2% 1.1 pts. Other Expense Other expense $ in millions 1Q'22 Highlights11% • Other expense up 11% – Increase driven by higher employee, marketing/business development and technology costs; Other expense includes $10 million of costs related to certain employee and legal matters – Employee cost increase of $38 million primarily attributable to increase in non-exempt headcount driven by growth and insourcing, higher hourly wages and other compensation adjustments – Increase in marketing and business development expenses of $21 million primarily driven by higher contractual and discretionary marketing investments – Higher technology investments and purchase volume contribute to increased information processing and professional fees • Efficiency ratio 37.2% vs. 36.1% prior year – Increase in ratio driven by higher expenses partially offset by higher revenue

11 Tier 1 Capital + Credit Loss Reserve Ratio* Capital ratios Funding, Capital and Liquidity Funding sources $ in billions V$ $(0.8) $(1.1) $0.9 V% Liquidity $ in billions CET1 Capital Ratio Tier 1 Capital Ratio Total Capital Ratio * The “Tier 1 Capital + Credit Loss Reserve Ratio” is the sum of our “Tier 1 Capital” and “Allowance for Credit Losses,” divided by our “Total Risk-Weighted Assets”. Tier 1. Capital and Risk- Weighted Assets are adjusted to reflect the fully phased-in impact of CECL. These adjusted metrics are non-GAAP measures, see non-GAAP reconciliation in appendix. Unsecured Securitization Deposits Deposits 81% 83% +2 pts. Securitization 9% 8% (1) pts. Unsecured 10% 9% (1) pt. Liquid assets $22.6 $14.7 Undrawn credit facilities 5.4 3.1 Total liquidity $28.0 $17.8 % of Total assets 29.2% 18.7% (a) (b)

2022 Outlook

(comments and trends in comparison to 2021, except where noted)

Key Driver	Full Year Framework	FY 2022
Loan Receivables Growth	• Driven by slowing payment rate & continued Purchase Volume strength	~10%

Net Interest Margin	• NIM to follow normal seasonal trends adjusted for the following items:
	    • fluctuation of ALR as a % of AEA, driven by seasonal growth, portfolio conveyances and timing of funding
	    • increases in benchmark rates for interest bearing liabilities
	    • higher Interest & Fee yield partially offset by higher reversals
		15.25% - 15.50%

Net Charge Offs	• Strong credit performance to continue with slow rise in DQs (mainly 2H'22) • Expect not to reach mean annual loss rate until '24 unless significant changes in macroeconomic environment develop	<3.50%
RSA / Average Loan Receivables	• Continued elevation from strong program performance and Purchase Volume growth • Moderation will begin as NCOs rise	5.25% - 5.50%
Operating Expenses	• Manage expenses to achieve positive operating leverage in '22 • Forecast excludes any reinvestment into business from gain on sale	~$1,050MM per quarter
HFS Portfolios	• Anticipate closing on HFS portfolios in Q2 • Generate a one-time gain of ~$130 million • Anticipate incremental investments / costs to fully offset gain; No EPS impact	

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13 1Q'22 Key Business Themes Consumer health remains strong Portfolio well positioned to deliver consistent risk-adjusted growth and peer-leading returns in a dynamic market environment Across our diverse platforms, customer engagement and spend are growing as product suite, value propositions, and omnichannel experiences resonate across generations and industries Continued execution of plan to return excess capital to shareholders Core business differentiators are driving strong & resilient financial results

14 Footnotes References in this presentation to “HFS” are to Loan receivables held for sale 1Q'22 Business Highlights b. Dual Card/Co-Brand balances include Loan receivables held for sale. c. New Accounts represent accounts that were approved in the respective period, in millions. d. Purchase Volume per Account is calculated as the Purchase volume divided by Average active accounts, in $. e. Average Balance per Account is calculated as the Average loan receivables divided by Average active accounts, in $. Platform Results a. Accounts represent average active accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Purchase volume $ in billions and Interest and fees on loans $ in millions. Net Interest Income a. Payment rate is calculated as customer payments divided by beginning of period loan receivables, including loans HFS. Asset Quality Metrics a. Excluding the Gap & BP programs, 1Q’22 30+ rate was down ~15 bps. versus 1Q’21. b. Excluding the Gap & BP programs, 1Q’22 90+ rate was down ~30 bps. versus 1Q’21. Other Expense a. “Other expense” divided by sum of “NII” plus “Other income” less “Retailer share arrangements (RSA)”. Funding, Capital and Liquidity a. Does not include unencumbered assets in the Bank that could be pledged. b. Capital ratios reflect election to delay an estimate of CECL’s effect on regulatory capital for two years in accordance with the interim final rule issued by U.S. banking agencies in March 2020. CET1, Tier 1, and Total Capital Ratio are on a Transition basis.

16 Non-GAAP Reconciliation The following table sets forth the components of our Loan receivables for the periods indicated below. $ in millions At March 31, Total CORE LOAN RECEIVABLES 2021 2022 Loan receivables $76,858 $78,916 Loan receivables held for sale 23 4,046 Loan receivables including held for sale $76,881 $82,962 Less: Gap Loan receivables (3,802) (3,780) Less: BP Loan receivables (514) (500) Less: 2021 Loan receivables held for sale (23) — Core Loan receivables $72,542 $78,682

17 Non-GAAP Reconciliation Continued* The following table sets forth the components of our Tier 1 Capital + Reserves ratio for the periods indicated below. $ in millions At March 31, Total 2021 2022 Tier 1 Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $14,115 $13,254 Less: CECL transition adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2,595) (1,719) Tier 1 capital (CECL fully phased-in). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $11,520 $11,535 Add: Allowance for credit losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,901 8,651 Tier 1 capital (CECL fully phased-in) plus Reserves for credit losses. . . . . . $21,421 $20,186 Risk-weighted assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $76,965 $83,251 Less: CECL transition adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2,386) (870) Risk-weighted assets (CECL fully phased-in). . . . . . . . . . . . . . . . . . . . . . . . . . . $74,579 $82,381 * Estimated at March 31, 2022